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Press Release
For Immediate Release
Contact: Alanna Vitucci
alanna.vitucci@zovio.com
858 668 2586 x11636

Zovio Announces Ashford University Has Received Approval from California State Approving Agency for Veterans Education

CHANDLER, Ariz. (February 18, 2020) - Zovio (Nasdaq: ZVO), an education technology services company, announced today Ashford University received approval from the Department of Veterans Affairs (VA), serving as the California State Approving Agency (CA SAA), on their application to the state of California with a retroactive effective date of July 1, 2019.
“Approving Ashford University achieves our mutual goal of providing veteran students with a high-quality education using the VA Education Benefits they earned in service to our country,” said Andrew Clark, Founder, President and CEO of Zovio.
Ashford University’s structure is ideally suited to the unique needs of student veterans and those affiliated with the military. Ashford University’s new student survey respondents indicate 95% of military students would recommend Ashford to others seeking a degree. The University is very proud of the fact that many of their military and veteran students arrive through word of mouth and referrals.
Ashford continues to see the percent of revenue derived from federal funding fall well below the 90/10 rate required by the government, a validation of the quality of education at Ashford. Even if both GI Bill and TA funds were added to the 90%, Ashford would still be below the ratio for federal funding demonstrating the value and quality of education for our graduates and those that employ them.
The VA approval includes the majority of Ashford’s current programs and includes four new STEM programs. The 20 programs that were not approved by the VA do not represent a significant number of students and will not result in a material impact to Ashford’s total enrollment.
“Ashford will work diligently with the VA to complete the final administrative steps in the approval process to include a review of the affected programs and the veteran students currently enrolled.” added Clark.
About Zovio
Zovio (Nasdaq: ZVO) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. The Zovio network, which includes Fullstack Academy, TutorMe, and Learn@Forbes, leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio's purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.
Cautionary Statement Regarding Forward-Looking Statements
This Press Release contains “forward-looking statements,” including statements relating to the VA approval. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the failure of Ashford to continue to meet all regulatory requirements; and other factors discussed in the Company’s

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reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.